Exhibit 11

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D dated September 28, 2012 with respect to the common stock of Hampton Roads Bankshares, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:             September 28, 2012

CAPGEN CAPITAL GROUP VI LP

By:	CAPGEN CAPITAL GROUP VI LLC,
its general partner

By:	/s/ Eugene A. Ludwig
Name:	Eugene A. Ludwig
Title:	Managing Member

CAPGEN CAPITAL GROUP VI LLC

By:	/s/ Eugene A. Ludwig
Name:	Eugene A. Ludwig
Title:	Managing Member

EUGENE A. LUDWIG

By:	/s/ Eugene A. Ludwig
Name:	Eugene A. Ludwig

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